UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of TheSecurities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 06, 2012

INFRAX SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52488	20-2583185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Infrax Systems, Inc. 3637 Fourth Street North. Suite 330 St. Petersburg, Florida		33704
(Address of principal executive offices)		(Zip Code)

727-498-8514

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 30th, 2012, Infrax Systems and Lockwood Technology, its wholly owned subsidiary, signed a sixty three (63) months office lease with Kalyvas Group II, LLC, of St. Petersburg, Florida. The office space is on the 3rd floor of Florida Capital Bank Building, located at 3637 Fourth Street North, St. Petersburg, Florida 33704, with said space being further described and identified as Suite 330 consisting of approximately, 3,315 square feet of office and operations space.

We were notified by Mr. Sam Talari, our acting CEO, which he plans to set up a stock purchase plan under Rule 10b5-1 for the purchase up to $500,000 of Infrax common stock at the open market. Based on Security and Exchange Commission’s rules covering insider buys and sells, Mr. Talari will disclose any purchases in a regulatory filing. The stock purchase at the open market may occur at any time and may not reach $500,000 worth of share purchases. Mr. Talari may stop the purchase at any time based on his financial ability and other related considerations.

The timing and amount of any repurchases will be determined by Mr. Talari based on evaluation of market conditions, regulatory considerations and other factors. Any open market stock repurchase activities will be conducted in compliance with the safe harbor provisions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. A plan under Rule 10b5-1 allows an insider to purchase shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. A broker selected by Mr. Talari will have the authority under the terms and limitations specified in the plan to purchase shares on his behalf in accordance with the terms of the plan. Purchases are subject to SEC regulations as well as certain price, market volume and timing constraints specified in the plan.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1st, 2012, the Board of Directors (the “Board”) of Infrax Systems Inc. (the “Company”), has elected Ms. Laurie Puckett as VP. of Operations. Ms. Puckett practiced corporate, tax and benefits law for over 13 years where her clients ranged from small businesses to multinational, publicly traded companies. Looking for new challenges, she began lending her skills and knowledge to the corporate world where she has worked with local and national companies to improve their bottom line and operational efficiencies through risk management, client retention plans and marketing strategies. She received her BA from the University of Hawaii and her JD from Stetson University College of Law.

Effective June 1st, 2012, Mr. Talari will receive only $1 per year for his annual salary as acting CEO of the Company. He will receive stock and cash bonuses based on achieved milestones set by the board of directors. Previous to this announcement, Mr. Talari was receiving $180K annual salary for his position at the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrax Systems, Inc.

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated:  June 06, 2012